SECURITY AGREEMENT

         This Security Agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of March 14, 2007, is by and between SiriCOMM, Inc., a Delaware corporation with its chief executive office and principal place of business located at 4710 East 32nd Street, Joplin, Missouri 64804 ("Debtor"), and Sunflower Capital, LLC, a Missouri limited liability company with an office at 10801 Mastin, Suite 920, Overland Park, Kansas 66210 ("Secured Party").

         WHEREAS, Secured Party has agreed to make a loan (the "Loan") to Debtor, pursuant to that certain Loan Agreement, dated as of the date hereof, by and between Debtor and Secured Party (the "Loan Agreement"); and

         WHEREAS, in order to induce Secured Party to enter into the Loan Agreement and to make the Loan, Debtor agreed to grant a continuing Lien in the Collateral (as defined below) to secure the Obligations;

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. All capitalized terms used but not defined herein (including the recitals hereto) have the meanings ascribed to them in the Loan Agreement. All other terms, unless the context otherwise requires, have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.

         2. Grant of Security Interest. To secure Debtor's full and timely payment and performance of the Obligations to Secured Party pursuant to the Loan Documents, Debtor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party a continuing first-priority security interest (the "Security Interest") in and to all of the property described on Exhibit "A" to this Agreement (the "Collateral").

         3. Representations and Covenants.

                  (a) Other Liens. Except for liens in favor of Secured Party (the "Permitted Liens"), Debtor owns all right, title and interest in the Collateral (or has appropriate rights to use in the case of property subject to leases, licenses or similar arrangements in which Debtor is the licensee or lessee) and will not permit the Collateral to be subject to any adverse lien, security interest or encumbrance (other than Permitted Liens), and Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein. No financing statements covering any Collateral or any proceeds thereof are on file in any public office except for financing statements filed by Secured Party.

                  (b) Further Documentation. At any time and from time to time, at the sole expense of Debtor, Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Debtor hereby authorizes Secured Party to file with the appropriate filing office, now or hereafter from time to time, financing statements, continuation statements and amendments thereto, naming the undersigned as debtor and covering all assets of the undersigned, including but not limited to any specific listing, identification or type of all or any portion of the assets of the undersigned. The undersigned acknowledges and agrees, by evidence of its signature below, that this authorization is sufficient to satisfy the requirements of Revised Article 9 of the Uniform Commercial Code, July 1, 2001 revisions.

                  (c) Indemnification. Debtor agrees to defend, indemnify and hold harmless Secured Party against any and all liabilities, costs and expenses (including, without limitation, all reasonable legal fees and expenses): (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or are determined to be payable with respect to any of the Collateral; (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement; provided, however, that this indemnification shall not extend to any damages caused by the gross negligence or willful misconduct of Secured Party.

                  (d) Change of Jurisdiction of Organization; Relocation of Business or Collateral. Debtor shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records or allow the relocation of any Collateral (unless such relocation is in the ordinary course of business) without thirty days' prior written notice to Secured Party.

                  (e) Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuance of any Event of Default, without Secured Party's prior written consent, Debtor shall not grant any extension of the time of payment of any of the accounts, chattel paper, instruments or amounts due under any contract or document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of Debtor's business.

                  (f) Insurance. Debtor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as required by the Loan Agreement.

                  (g) Authority. Debtor has all requisite power and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by Debtor and constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms. The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Debtor or the articles of incorporation or by-laws of Debtor, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Debtor is a party or by which it or its properties may be bound or affected.

                  (h) Defense of Intellectual Property. Debtor shall (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its material copyrights, patents, trademarks and trade secrets, (ii) use commercially reasonable efforts to detect infringements of its copyrights, patents, trademarks and trade secrets and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any copyrights, patents, trademarks or trade secrets material to Debtor's business to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party.

                  (i) Maintenance of Records. Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

                  (j) Inspection Rights. Secured Party will have full access during normal business hours, and upon reasonable prior notice, to all of the books, correspondence and other records of Debtor relating to the Collateral, and Secured Party or its representatives may examine such records and make photocopies or otherwise take extracts from such records, subject to Debtor's reasonable confidentiality requirements. Debtor agrees to render to Secured Party, at Debtor's expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

                  (k) Compliance with Laws, Etc. Debtor shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of Debtor's business; provided, however, that Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of Debtor, adversely affect Secured Party's rights or the priority of its liens on the Collateral.

                  (l) Payment of Obligations. Debtor shall pay before delinquency all obligations associated with the Collateral, including license fees, taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral; as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity or amount of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and
         (iii) such charge is adequately reserved against on Debtor's books in accordance with generally accepted accounting principles. The obligation of Debtor to repay the Loan, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loans.

                  (m) Limitations on Liens on Collateral. Debtor shall not create, incur or permit to exist, shall defend the Collateral against and shall take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the Permitted Liens, and, except with respect to the Permitted Liens, shall defend the right, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all other Persons. Any prior security interest and lien granted by Debtor to Secured Party in connection with the Collateral shall remain in full force and effect, and Secured Party shall continue to have a first-priority, perfected security interest in and lien upon the collateral described therein

                  (n) Limitations on Dispositions of Collateral. Debtor shall not sell, transfer, lease or otherwise dispose of a material portion of the Collateral, or offer or contract to do so without the written consent of Secured Party; provided, however, that Debtor will be allowed to (1) sell its inventory in the ordinary course of business and (2) sell and grant non-exclusive licenses to its products, intellectual property and related documentation in the ordinary course of business.

                  (o) Further Identification of Collateral. The Collateral identified on Exhibit "A" includes all of the intellectual property and equipment currently owned by Debtor or in which Debtor has any rights. Debtor has full right, title and interest in and to all such property. Debtor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

         4. Secured Party's Appointment as Attorney-in-Fact.

                  (a) Powers. Debtor hereby appoints Secured Party and any officers or agents of Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of Debtor and in the name of Debtor or in its own name, so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, Secured Party, in its discretion, will have the right, without notice to, or the consent of, Debtor, to do any of the following on Debtor's behalf:

                           (i) to pay or discharge any obligations in connection
                  with the Collateral, including license fees and taxes or liens levied or placed on or threatened against the Collateral;

                           (ii) to direct any party liable for any payment under
                  any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to Secured Party or as Secured Party directs;

                           (iii) to ask for or demand, collect and receive
                  payment of and receipt for any payments due or to become due at any time in respect of or arising out of any Collateral;

                           (iv) to commence and prosecute any suits, actions or
                  proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

                           (v) to defend any suit, action or proceeding brought
                  against Debtor with respect to any Collateral;

                           (vi) to settle, compromise or adjust any suit, action
                  or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as Secured Party may deem appropriate;

                           (vii) to assign any license or patent right included
                  in the Collateral of Debtor (along with the goodwill of the business to which any such license or patent right pertains), throughout the world for such term or terms, on such conditions and in such manner as Secured Party in its sole discretion determines; and

                           (viii) to sell, transfer, pledge and make any
                  agreement with respect to or otherwise deal with any of the Collateral and to take, at Secured Party's option and Debtor's expense, any actions which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's Liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if Secured Party were the absolute owner of the Collateral for all purposes.

         Debtor hereby ratifies whatever actions Secured Party lawfully does or causes to be done in accordance with this Section 4. This power of attorney will be a power coupled with an interest and will be irrevocable.

                  (b) No Duty on Secured Party's Part. The powers conferred on Secured Party by this Section 4 are solely to protect Secured Party's interest in the Collateral and do not impose any duty upon it to exercise any such powers. Secured Party will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its officers, directors, employees or agents will, in the absence of willful misconduct or gross negligence, be responsible to Debtor for any act or failure to act pursuant to this Section 4.

         5. Expenses Incurred by Secured Party. If Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement, and Secured Party performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of Secured Party incurred in connection with such performance or compliance will be payable by Debtor to Secured Party on demand and will constitute obligations secured by this Agreement.

         6. Remedies. If an Event of Default has occurred and is continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a Secured Party under the Uniform Commercial Code, as amended from time to time (the "Code"). Without limiting the foregoing, in such circumstances, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Debtor or any other Person (all of which demands, defenses, advertisements and notices are hereby waived), Secured Party may collect, receive, appropriate and realize upon any or all of the Collateral and/or may sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party will have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived or released. Secured Party will apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party under this Agreement (including, without limitation, reasonable attorneys' fees and expenses) to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice will be deemed reasonable and proper if given at least ten days before such sale or other disposition. Debtor will remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

         7. Limitation on Duties Regarding Preservation of Collateral. The sole duty of Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under the appropriate Code section or otherwise, will be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party nor any of its employees, affiliates or agents will be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

         8. Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

         9. No Waiver; Cumulative Remedies. Secured Party will not by any act (except by a written instrument pursuant to Section 10(a) hereof) of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default under the Note or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy under this Agreement on any one occasion will not be construed as a bar to any right or remedy that Secured Party would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         10. Miscellaneous.

                  (a) Amendments and Waivers. Any term of this Agreement may only be amended by prior written consent of Debtor and Secured Party. Any amendment or waiver effected in accordance with this Section 10(a) will be binding upon all of the parties hereto and their respective successors and assigns.

                  (b) Transfer; Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Debtor and Secured Party, and their respective successors or assigns. Debtor may not assign any of its rights or delegate any of its duties under this Agreement.

                  (c) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Missouri without regard to the laws that might be applicable under conflicts of laws principles.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original, but all of which together will constitute one instrument.

                  (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (f) Notices. All notices and other communications required or permitted hereunder shall be delivered (i) in person, (ii) by way of recognized national overnight delivery service or (iii) by way of first class mail postage prepaid to the following addresses (or to such other address as may be designated in a properly delivered notice): Secured Party: Sunflower Capital, LLC, c/o Continental Coal, Inc., 10801 Mastin, Suite 920, Overland Park, Kansas 66210, with a copy to C. Christian Kirley, Husch & Eppenberger, LLC, 1200 Main, Suite 2300, Kansas City, Missouri 64105, and Debtor: SiriCOMM, Inc., 4710 East 32nd Street, Joplin, Missouri 64804, with a copy to Joel C. Schneider, Esq., Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, New York 11530. All notices shall be deemed given when received.

                  (g) Severability. In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.

                  (h) Release of Certain Collateral Upon Funding of Quest Loan. Upon satisfaction of the conditions precedent set forth in Section 11 of the Loan Agreement, Secured Party agrees to subordinate certain of its security interests as set forth in Section 11 of the Loan Agreement.

                  (i) Entire Agreement. This Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter.

         IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

                               SIRICOMM, INC.



                               By: /s/ Mark L. Grannell
                                   Mark L. Grannell, President



                               SUNFLOWER CAPITAL, LLC



                               By: /s/ William P. Moore
                                   William P. Moore, III, not individually,
                                   but in his capacity as Trustee of the
                                   William P. Moore III Revocable Trust Dated
                                   October 9, 2001, Member

                                   EXHIBIT "A"
                            DESCRIPTION OF COLLATERAL

         "Collateral" consists of all of Debtor's right, title and interest in and to the following, whether now owned or hereafter acquired and wherever located:

         (i) all goods and equipment, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing;

         (ii) all inventory, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         (iii) all contract rights (including license rights and option rights) and general intangibles (including payment intangibles);

         (iv) all intellectual property rights, accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor and arising out of the sale or lease of goods, the licensing of technology or other intellectual property rights or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor;

         (v) all documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper and Debtor's books relating to the foregoing;

         (vi) all of Debtor's books, records and data relating to any of the foregoing in any form whatsoever and any and all claims, rights and interests in any of the above and all substitutions therefor, additions and accessions thereto and proceeds thereof;

         (vii) all rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing; and

         (viii) any and all proceeds and products of the foregoing, including, all money, accounts, general intangibles, deposit accounts, documents, instruments, letter-of-credit rights, investment property, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing; provided that, to the extent that the provisions of any contract, license or agreement expressly prohibit (which prohibition is enforceable under applicable law) the assignment thereof and the grant of a security interest therein, Debtor's rights in such contract, license or agreement shall be excluded from the foregoing assignment and grant for so long as such prohibition continues, it being understood that upon request of Secured Party, Debtor shall in good faith use commercially reasonable efforts to obtain consent for the creation of a security interest in favor of Secured Party in Debtor's rights under such contract, license or agreement.